UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 2, 2005

Date of report (date of earliest event reported)

Foundation Coal Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-118427	42-1638663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Corporate Boulevard, Suite 300, Linthicum Heights, MD 21090-2227

 (Address of Principal Executive Offices)

410-689-7600

 (Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 8.01 Other Events.

SIGNATURES

Item 8.01 – Other Events.

On May 2, 2005, Foundation Coal Holdings, Inc. was informed that Joshua H. Astrof, a member of the Company’s Board of Directors who is a director nominee for re-election at its 2005 Annual Meeting of Stockholders, is resigning from Blackstone in May 2005.  As previously disclosed, Mr. Astrof is one of Blackstone’s designees to the Company’s Board of Directors pursuant to the stockholders agreement among the Company, affiliates of Blackstone, First Reserve Fund IX, L.P., AMCI Acquisition, LLC and other identified parties. Mr. Astrof has not tendered his resignation or refused to stand as a nominee for re-election.  Mr. Astrof will remain on the Company’s Board of Directors until after the 2005 Annual Meeting of Stockholders, which is on May 19, 2005. Accordingly, Mr. Astrof will continue to stand as a nominee for re-election. It is expected that Mr. Astrof will resign from the Company’s Board of Directors in the near future subsequent to the 2005 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 5, 2005

Foundation Coal Holdings, Inc.

/s/ Frank J. Wood
Senior Vice President and Chief Financial Officer